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                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D. C. 20549
                           -------------------------

                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
                    UNDER THE TRUST INDENTURE ACT OF 1939 OF
                   A CORPORATION DESIGNATED TO ACT AS TRUSTEE
                  -------------------------------------------
              CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF
                A TRUSTEE PURSUANT TO SECTION 305(b)(2) ________
                    ----------------------------------------

                            THE CHASE MANHATTAN BANK
              (Exact name of trustee as specified in its charter)


NEW YORK                                                            13-4994650
(State of incorporation                                       (I.R.S. employer
if not a national bank)                                    identification No.)

270 PARK AVENUE
NEW YORK, NEW YORK                                                       10017
(Address of principal executive offices)                            (Zip Code)

                               William H. McDavid
                                General Counsel
                                270 Park Avenue
                            New York, New York 10017
                              Tel: (212) 270-2611
           (Name, address and telephone number of agent for service)
                 ---------------------------------------------
                         CRESTAR FINANCIAL CORPORATION
              (Exact name of obligor as specified in its charter)

VIRGINIA                                                             54-0722175

(State or other jurisdiction of                                (I.R.S. employer
incorporation or organization)                              identification No.)

919 EAST MAIN STREET
P.O. BOX 26665
RICHMOND, VIRGINIA                                                   23261-6665
(Address of principal executive offices)                             (Zip Code)

                         JUNIOR SUBORDINATED DEBENTURES
                      (Title of the indenture securities)

                                    GENERAL

Item 1.                                                  General Information.

         Furnish the following information as to the trustee:

         (a) Name and address of each examining or supervising authority to which it is subject. New York State Banking Department, State House, Albany, New York 12110. Board of Governors of the Federal Reserve System, Washington, D.C., 20551 Federal Reserve Bank of New York, District No. 2, 33 Liberty Street, New York, N.Y.

              Federal Deposit Insurance Corporation, Washington, D.C., 20429.


         (b)  Whether it is authorized to exercise corporate trust powers.

              Yes.


Item 2.  Affiliations with the Obligor.

         If the obligor is an affiliate of the trustee, describe each such affiliation.

         None.

Item 16.   List of Exhibits

           List below all exhibits filed as a part of this Statement of Eligibility.

           1. A copy of the Articles of Association of the Trustee as now in effect, including the Organization Certificate and the Certificates of Amendment dated February 17, 1969, August 31, 1977, December 31, 1980, September 9, 1982, February 28, 1985, December 2, 1991 and July 10, 1996 (see Exhibit 1 to Form T-1 filed in connection with Registration Statement No. 333-06249, which is incorporated by reference).

           2. A copy of the Certificate of Authority of the Trustee to Commence Business (see Exhibit 2 to Form T-1 filed in connection with Registration Statement No. 33-50010, which is incorporated by reference. On July 14, 1996, in connection with the merger of Chemical Bank and The Chase Manhattan Bank (National Association), Chemical Bank, the surviving corporation, was renamed The Chase Manhattan Bank).

           3. None, authorization to exercise corporate trust powers being contained in the documents identified above as Exhibits 1 and 2.

           4. A copy of the existing By-Laws of the Trustee (see Exhibit 4 to Form T-1 filed in connection with Registration Statement No. 333-06249, which is incorporated by reference).

           5.  Not applicable.

           6. The consent of the Trustee required by Section 321(b) of the Act (see Exhibit 6 to Form T-1 filed in connection with Registration Statement No. 33-50010, which is incorporated by reference. On July 14, 1996, in connection with the merger of Chemical Bank and The Chase Manhattan Bank (National Association), Chemical Bank, the surviving corporation, was renamed The Chase Manhattan Bank).

           7. A copy of the latest report of condition of the Trustee, published pursuant to law or the requirements of its supervising or examining authority.

           8.  Not applicable.

           9.  Not applicable.

                                   SIGNATURE

   Pursuant to the requirements of the Trust Indenture Act of 1939 the Trustee, The Chase Manhattan Bank, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York and State of New York, on the 7TH day of MAY, 1997.

                                                 THE CHASE MANHATTAN BANK


                                                 By /s/ Anne G. Brenner
                                                    -------------------
                                                        Anne G. Brenner
                                                        Vice President


                                     - 3 -


Item 16.   List of Exhibits

           List below all exhibits filed as a part of this Statement of Eligibility.

           1. A copy of the Articles of Association of the Trustee as now in effect, including the Organization Certificate and the Certificates of Amendment dated February 17, 1969, August 31, 1977, December 31, 1980, September 9, 1982, February 28, 1985, December 2, 1991 and July 10, 1996 (see Exhibit 1 to Form T-1 filed in connection with Registration Statement No. 333-06249, which is incorporated by reference).

           2. A copy of the Certificate of Authority of the Trustee to Commence Business (see Exhibit 2 to Form T-1 filed in connection with Registration Statement No. 33-50010, which is incorporated by reference. On July 14, 1996, in connection with the merger of Chemical Bank and The Chase Manhattan Bank (National Association), Chemical Bank, the surviving corporation, was renamed The Chase Manhattan Bank).

           3. None, authorization to exercise corporate trust powers being contained in the documents identified above as Exhibits 1 and 2.

           4. A copy of the existing By-Laws of the Trustee (see Exhibit 4 to Form T-1 filed in connection with Registration Statement No. 333-06249, which is incorporated by reference).

           5.  Not applicable.

           6. The consent of the Trustee required by Section 321(b) of the Act (see Exhibit 6 to Form T-1 filed in connection with Registration Statement No. 33-50010, which is incorporated by reference. On July 14, 1996, in connection with the merger of Chemical Bank and The Chase Manhattan Bank (National Association), Chemical Bank, the surviving corporation, was renamed The Chase Manhattan Bank).

           7. A copy of the latest report of condition of the Trustee, published pursuant to law or the requirements of its supervising or examining authority.

           8.  Not applicable.

           9.  Not applicable.

                                   SIGNATURE

   Pursuant to the requirements of the Trust Indenture Act of 1939 the Trustee, The Chase Manhattan Bank, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York and State of New York, on the 7TH day of MAY, 1997.

                                                THE CHASE MANHATTAN BANK


                                                By /s/ Anne G. Brenner
                                                   -------------------
                                                       Anne G. Brenner
                                                       Vice President

                             Exhibit 7 to Form T-1


                                Bank Call Notice

                             RESERVE DISTRICT NO. 2
                      CONSOLIDATED REPORT OF CONDITION OF

                            The Chase Manhattan Bank
                  of 270 Park Avenue, New York, New York 10017
                     and Foreign and Domestic Subsidiaries,
                    a member of the Federal Reserve System,

           at the close of business December 31, 1996, in accordance
         with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.


                                                                 DOLLAR AMOUNTS
                ASSETS                                             IN MILLIONS


Cash and balances due from depository institutions:
     Noninterest-bearing balances and
     currency and coin ........................................     $  11,509
     Interest-bearing balances ................................         8,457
Securities:  ..................................................
Held to maturity securities....................................         3,128
Available for sale securities..................................        40,534
Federal Funds sold and securities purchased under
     agreements to resell in domestic offices of the
     bank and of its Edge and Agreement subsidiaries,
     and in IBF's:
     Federal funds sold .......................................         9,222
     Securities purchased under agreements to resell ..........           422
Loans and lease financing receivables:
     Loans and leases, net of unearned income                        $133,935
     Less: Allowance for loan and lease losses                          2,789
     Less: Allocated transfer risk reserve ....................            16
                                                                     --------
     Loans and leases, net of unearned income,
     allowance, and reserve ...................................       131,130
Trading Assets ................................................        49,876
Premises and fixed assets (including capitalized
     leases)...................................................         2,877
Other real estate owned .......................................           290
Investments in unconsolidated subsidiaries and
     associated companies......................................           124
Customer's liability to this bank on acceptances
     outstanding ..............................................         2,313
Intangible assets .............................................         1,316
Other assets ..................................................        11,231
                                                                    ---------
TOTAL ASSETS ..................................................      $272,429
                                                                     ========


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


                                  LIABILITIES

Deposits
     In domestic offices .......................................      $87,006
     Noninterest-bearing .......................................      $35,783
     Interest-bearing ..........................................       51,223
     In foreign offices, Edge and Agreement subsidiaries,            --------
     and IBF's .................................................       73,206
Noninterest-bearing ............................................      $ 4,347
     Interest-bearing ..........................................       68,859

Federal funds purchased and securities sold under agreements to repurchase in domestic offices of the bank and
     of its Edge and Agreement subsidiaries, and in IBF's
     Federal funds purchased ...................................       14,980
     Securities sold under agreements to repurchase ............       10,125
Demand notes issued to the U.S. Treasury .......................        1,867
Trading liabilities ............................................       34,783
Other Borrowed money:
     With a remaining maturity of one year or less .............       14,639
     With a remaining maturity of more than one year ...........          425
Mortgage indebtedness and obligations under capitalized
     leases ....................................................           40
Bank's liability on acceptances executed and outstanding                2,267
Subordinated notes and debentures ..............................        5,471
Other liabilities ..............................................       11,343

TOTAL LIABILITIES ..............................................      256,152
                                                                      -------
Limited-Life Preferred stock and related surplus                          550

                                 EQUITY CAPITAL

Common stock ...................................................        1,251
Surplus ........................................................       10,243
Undivided profits and capital reserves .........................        4,526
Net unrealized holding gains (Losses)
on available-for-sale securities ...............................         (309)
Cumulative foreign currency translation adjustments ............           16

TOTAL EQUITY CAPITAL ...........................................       15,727
                                                                       ------
TOTAL LIABILITIES, LIMITED-LIFE PREFERRED
     STOCK AND EQUITY CAPITAL ..................................     $272,429
                                                                     ========

I, Joseph L. Sclafani, S.V.P. & Controller of the above-named bank, do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.

                               JOSEPH L. SCLAFANI

We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

                                    WALTER V. SHIPLEY    )
                                    EDWARD D. MILLER     )DIRECTORS
                                    THOMAS G. LABRECQUE  )

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